Exhibit 99.1

FOR IMMEDIATE RELEASE: FEBRUARY 11, 2026

Leggett & Platt Reports 4Q and Full Year 2025 Results

Carthage, MO, February 11, 2026 —

•	4Q sales of $939 million, an 11% decrease vs 4Q24

•	4Q EPS of $.18, 4Q adjusted[1] EPS of $.22, a $.01 increase vs adjusted[1] 4Q24 EPS

•	2025 sales of $4.05 billion, a 7% decrease vs 2024

•	2025 EPS of $1.69, 2025 adjusted[1] EPS of $1.05, flat vs adjusted[1] 2024 EPS

•	2025 operating cash flow of $338 million, a $33 million increase vs 2024

•	2026 guidance: sales of $3.8–$4.0 billion, EPS of $0.92–$1.38; adjusted[1] EPS of $1.00–$1.20

President and CEO Karl Glassman commented, “Throughout 2025, our teams executed our strategic priorities, including strengthening our balance sheet, improving operational efficiency, and positioning the company for long-term growth. We made significant progress on our deleveraging efforts, reducing our debt and lowering our net debt leverage ratio to 2.4x. This was a tremendous step toward achieving our long-term target of 2.0x, making Leggett more agile and enabling us to shift our focus to pursuing opportunities for growth and returning capital to shareholders.

“We are pleased the restructuring plan we launched in early 2024 was substantially completed by the end of 2025, resulting in greater EBIT benefit with lower costs than originally expected. We are confident the significant improvements made over the past two years are sustainable, will support improved profitability and cash flow, and position us to benefit from the future recovery in residential market demand.”

FOURTH QUARTER RESULTS

Fourth quarter sales were $939 million, an 11%2 decrease versus fourth quarter last year

•	Divestitures decreased sales 5%

•	Organic sales[3] were down 6%

•

Volume was down 9%, primarily from sales weakness at a certain customer and retailer merchandising changes in Adjustable Bed and Specialty Foam, continued soft demand in residential end markets, customers’ supply chain disruptions in Automotive, and lower demand in Hydraulic Cylinders. These declines were partially offset by growth in Textiles, Work Furniture, and higher trade wire and rod sales.

•	Raw material-related selling price increases and currency benefit increased sales 3%

Fourth quarter EBIT was $32 million, down $12 million from fourth quarter 2024 EBIT of $44 million. Adjusted1 EBIT was $48 million, an $8 million decrease from fourth quarter 2024 adjusted1 EBIT.

•	Adjusted[1] EBIT decreased primarily from lower volume and earnings associated with the divested Aerospace business, partially offset by metal margin expansion and restructuring benefit

[1]	Please refer to attached tables for Non-GAAP Reconciliations
[2]	<1% from restructuring-related sales attrition
[3]	Trade sales excluding acquisitions/divestitures in the last 12 months

EBIT margin was 3.4%, down from 4.1% in the fourth quarter of 2024, and adjusted1 EBIT margin was 5.1%, down from 5.3%.

Fourth quarter EPS was $.18, an $.08 increase versus fourth quarter 2024 EPS of $.10. Fourth quarter adjusted1 EPS was $.22, up $.01 versus fourth quarter 2024 adjusted1 EPS of $.21.

	Fourth Quarter Results [1]
	EBIT (millions)										EPS
	Bedding		Specialized		FF&T		Other		Total
	4Q25	4Q24	4Q25	4Q24	4Q25	4Q24	4Q25	4Q24	4Q25	4Q24	4Q25	4Q24
Reported results	$26	$2	$24	$25	$7	$17	($25)	—	$32	$44	$.18	$.10
Adjustment items:
Net gain from insurance proceeds	(22)	—	—	—	—	—	—	—	(22)	—	(.12)	—
Gain from sale of restructuring real estate	(5)	(2)	—	—	—	—	—	—	(5)	(2)	(.03)	(.01)
Gain on sale of Aerospace Products Group	—	—	(4)	—	—	—	—	—	(4)	—	(.03)	—
Gain from sale of idle real estate	—	(2)	—	—	—	—	—	—	—	(2)	—	(.01)
Restructuring, restructuring-related, and impairment charges[2]	17	10	3	5	2	—	—	—	22	15	.12	.09
Pension settlement[3]	—	—	—	—	—	—	22	—	22	—	.08	—
Somnigroup unsolicited offer evaluation costs	—	—	—	—	—	—	3	—	3	—	.02	—
Goodwill impairment	—	1	—	—	—	—	—	—	—	1	—	.00
Special tax item[4]	—	—	—	—	—	—	—	—	—	—	—	.04

Total adjustments	(9)	7	(2)	5	2	—	25	—	16	12	.04	.11

Adjusted results	$16	$8	$23	$30	$9	$17	$0	—	$48	$56	$.22	$.21

[1]	Calculations impacted by rounding
[2]	4Q25 includes $3 million and 4Q24 includes $2 million of other restructuring activities not associated with the restructuring plan
[3]	Impact from a non-cash settlement charge related to the termination of a pension plan
[4]	$5 million deferred tax asset valuation allowance related to a 2022 acquisition in the Specialized Products segment

FULL YEAR RESULTS

2025 sales were $4.05 billion, a 7%4 decrease versus 2024

•	Divestitures decreased sales 2%

•	Organic sales[3] were down 5%

•

Volume was down 6%, primarily from continued weak demand in residential end markets, sales weakness at a certain customer and retailer merchandising changes in Adjustable Bed and Specialty Foam, lower demand in Automotive and Hydraulic Cylinders, and restructuring-related sales attrition. These declines were partially offset by growth in Textiles and Work Furniture and higher trade wire and rod sales.

•	Raw material-related selling price increases and currency benefit increased sales 1%

2025 EBIT was $356 million, up $786 million from 2024 EBIT of ($430) million. Adjusted1 EBIT was $263 million, a $4 million decrease from 2024 adjusted1 EBIT.

[4]	1% from restructuring-related sales attrition

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•	Adjusted[1] EBIT decreased primarily from lower volume, partially offset by restructuring benefit and metal margin expansion.

EBIT margin was 8.8%, up from (9.8%) in 2024, and adjusted1 EBIT margin was 6.5%, up from 6.1%.

2025 EPS was $1.69, a $5.42 increase versus 2024 EPS of ($3.73). 2025 adjusted1 EPS was $1.05, flat versus 2024 adjusted1 EPS of $1.05.

	Full Year Results [1]
	EBIT (millions)										EPS
	Bedding		Specialized		FF&T		Other		Total
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Reported results	$99	($549)	$204	$64	$79	$58	($25)	($4)	$356	($430)	$1.69	($3.73)
Adjustment items:
Gain on sale of Aerospace Products Group	—	—	(91)	—	—	—	—	—	(91)	—	(.61)	—
Net gain from insurance proceeds	(35)	—	—	—	—	(2)	—	—	(35)	(2)	(.19)	(.01)
Gain from sale of restructuring real estate	(22)	(17)	—	—	(3)	—	—	—	(24)	(17)	(.13)	(.09)
Gain from sale of idle real estate	—	(14)	(2)	—	(3)	—	—	—	(5)	(14)	(.03)	(.08)
Restructuring, restructuring-related, and impairment charges[2]	26	37	8	10	3	2	—	—	36	50	.20	.28
Pension settlement[3]	—	—	—	—	—	—	22	—	22	—	.08	—
Somnigroup unsolicited offer evaluation costs	—	—	—	—	—	—	3	—	3	—	.02	—
Goodwill impairment	—	588	—	44	—	44	—	—	—	676	—	4.61
CEO transition compensation costs	—	—	—	—	—	—	—	4	—	4	—	.03
Special tax item[4]	—	—	—	—	—	—	—	—	—	—	.02	.04

Total adjustments	(30)	594	(85)	54	(3)	44	25	4	(93)	696	(.64)	4.78

Adjusted results	$68	$45	$119	$118	$76	$103	$0	$—	$263	$267	$1.05	$1.05

[1]	Calculations impacted by rounding
[2]	2025 includes $6 million and 2024 includes $3 million of other restructuring activities not associated with the restructuring plan
[3]	Impact from a non-cash settlement charge related to the termination of a pension plan
[4]

2025 includes $2 million tax related to U.S. corporate tax law changes; 2024 includes $5 million deferred tax asset valuation allowance related to a 2022 acquisition in the Specialized Products segment

2025 DEBT, CASH FLOW, AND LIQUIDITY

•	Net Debt[1] was 2.4x trailing 12-month adjusted EBITDA[1] as of year end

•	Debt at December 31

•	Reduced debt by $376 million in 2025

•	Total debt of $1.5 billion in three tranches of long-term bonds at $500 million each

•	Operating cash flow was $338 million, an increase of $33 million versus 2024, driven primarily by working capital improvements

•	Capital expenditures were $57 million

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•	Dividends were $27 million

•	In November, Leggett & Platt’s Board of Directors declared a fourth quarter dividend of $.05 per share, flat versus last year’s fourth quarter dividend

•	Stock issuances and repurchases were all related to employee benefit plans, .3 million shares surrendered and issuances of 1.4 million shares

•	Total liquidity was $1,296 million at December 31

•	$587 million cash on hand

•	$709 million in capacity remaining under revolving credit facility

RESTRUCTURING PLAN

•	Realized $5 million of incremental[5] EBIT benefit in fourth quarter 2025, $41 million of incremental[5] EBIT benefit in 2025 and $63 million of EBIT benefit from inception

•	Expect approximately $5 million of incremental[5] EBIT benefit in 2026

•

Realized $5 million of incremental[5] sales attrition in fourth quarter 2025, including $3 million from the divestiture of a small U.S. machinery business in our Bedding Products segment and realized $38 million of incremental[5] sales attrition in 2025, including $12 million from the divestiture of the machinery business. Realized $53 million of sales attrition from inception.

•	Expect approximately $5 million of incremental[5] sales attrition in 2026

•	Realized $48 million of cash proceeds from real estate sales from inception

•	Anticipate an additional $20–$30 million of cash proceeds in 2026

•

Realized $19 million of restructuring and restructuring-related costs in fourth quarter 2025, $30 million of restructuring and restructuring-related costs in 2025, and $78 million of restructuring and restructuring-related costs from inception

•	Expect an additional $2 million of restructuring and restructuring-related costs in 2026

	Restructuring Plan Impacts (millions)
	4Q 2025	2025	Since Inception	Total Plan Estimate
Net Cash Received from Real Estate Sales	$6	$28	$48		$70–$80

Total Costs	$19	$30	$78	~$	80
Cash Costs	1	9	39		~40
Non-Cash Costs	18	21	39		~40

2026 GUIDANCE

•	Sales are expected to be $3.8–$4.0 billion, down 1% to 6% versus 2025

•	2025 divestitures to reduce sales by 3%

•	Volume is expected to be flat to down low-single digits

•	Volume at the midpoint:

•	Down low-single digits in Bedding Products segment

•	Down low-single digits in Specialized Products segment

•	Flat in Furniture, Flooring & Textile Products segment

•	Raw material-related price increases and currency benefit combined expected to increase sales low-single digits

•	EPS is expected to be $0.92–$1.38

•	Earnings expectations include:

[5]	Represents year-over-year change

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•	$.02 to $.11 per share impact from restructuring costs, primarily related to cost improvement and footprint optimization opportunities identified across the company that are currently being evaluated

•	$.05 to $.08 per share impact from costs associated with the unsolicited offer from Somnigroup

•	$.11 to $.25 per share gain from sales of real estate

•	Adjusted EPS is expected to be $1.00–$1.20

•

At the midpoint, increase versus 2025 due primarily to operational efficiency improvements, disciplined cost management, favorable sales mix, and full year benefit of metal margin expansion that started in Q2 2025, partially offset by lower volume

•	Based on this framework, 2026 EBIT margin is expected to be 5.9%–7.8%; adjusted EBIT margin is expected to be 6.3%–7.0%

•	Additional expectations:

•	Depreciation and amortization $115 million

•	Net interest expense $50 million

•	Effective tax rate 26%

•	Operating cash flow $225–$275 million

•	Capital expenditures $100–$115 million

•	Fully diluted shares 141 million

•	Share repurchases to offset share issuances, resulting in minimal dilution

SEGMENT RESULTS – Fourth Quarter 2025 (versus 4Q 2024)

Bedding Products –

•	Trade sales decreased 11%

•

Volume decreased 15%, primarily due to sales weakness at a certain customer and retailer merchandising changes in Adjustable Bed and Specialty Foam and restructuring-related sales attrition, partially offset by higher trade wire and rod sales

•	Raw material-related selling price increases and currency benefit added 5% to sales

•	Divestiture of a small U.S. machinery business reduced sales 1%

•	EBIT increased $24 million and adjusted[1] EBIT increased $8 million

•	Adjusted[1] EBIT increased primarily from metal margin expansion in trade rod and restructuring benefit partially offset by lower volume

Specialized Products –

•	Trade sales decreased 21%

•	Divestiture of Aerospace reduced sales 17%

•	Volume decreased 7% primarily from customers’ supply chain disruptions in Automotive and lower demand in Hydraulic Cylinders

•	Raw material-related selling price increases and currency benefit added 3% to sales

•	EBIT decreased $1 million and adjusted[1] EBIT decreased $8 million

•	Adjusted[1] EBIT decreased primarily from lower volume and earnings associated with the divested Aerospace business partially offset by restructuring benefit

Furniture, Flooring & Textile Products –

•	Trade sales decreased 3%

•	Volume decreased 2%, primarily from demand softness in Home Furniture and Flooring partially offset by growth in Textiles and Work Furniture

•	Currency benefit offset by raw material-related selling price decreases

•	Divestiture of a facility in Work Furniture reduced sales 1%

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•	EBIT decreased $9 million and adjusted[1] EBIT decreased $8 million

•	Adjusted[1] EBIT decreased primarily from lower volume, pricing adjustments, currency impact, and start-up costs associated with a new Home Furniture facility in Vietnam

SEGMENT RESULTS – Full Year 2025 (versus 2024)

Bedding Products –

•	Trade sales decreased 11%

•

Volume decreased 12%, primarily due to sales weakness at a certain customer and retailer merchandising changes in Adjustable Bed and Specialty Foam, demand softness in U.S. and European bedding markets, restructuring-related sales attrition, and the exit of a customer in Specialty Foam partially offset by higher trade rod and wire sales

•	Raw material-related selling price increases and currency benefit added 2% to sales

•	Divestiture of a small U.S. machinery business reduced sales 1%

•	EBIT increased $648 million and adjusted[1] EBIT increased $23 million

•

Adjusted[1] EBIT increased primarily from metal margin expansion, restructuring benefit, favorable sales mix in Steel Rod and U.S. Spring, and operational efficiency improvements in Specialty Foam. These increases were partially offset by lower volume.

Specialized Products –

•	Trade sales decreased 9%

•	Divestiture of Aerospace reduced sales 5%

•	Volume decreased 5% from declines in Automotive and Hydraulic Cylinders partially offset by growth in Aerospace in the first half of the year

•	Raw material-related selling price increases and currency benefit added 1% to sales

•	EBIT increased $140 million and adjusted[1] EBIT increased $1 million

•

Adjusted[1] EBIT increased primarily from pricing actions, operational efficiency improvements, and restructuring benefit partially offset by lower volume and earnings associated with the divested Aerospace business

Furniture, Flooring & Textile Products –

•	Trade sales decreased 1%

•	Volume was flat year over year from demand softness in Home Furniture and Flooring offset by growth in Textiles and Work Furniture

•	Raw material-related selling price decreases, net of currency benefit, reduced sales 1%

•	EBIT increased $20 million and adjusted[1] EBIT decreased $27 million

•	Adjusted[1] EBIT decreased primarily from pricing adjustments, currency impact, start-up costs associated with a new Home Furniture facility in Vietnam, and the aggregate of other smaller items

SLIDES AND CONFERENCE CALL

A set of slides containing summary financial information is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Thursday, February 12. The webcast can be accessed from Leggett’s website, via Leggett & Platt Q425 Webcast & Earnings Conference Call.

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FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in many homes and automobiles. The 143-year-old Company is a leading supplier of bedding components and solutions; automotive seat comfort and convenience systems; home and work furniture components; geo components; flooring underlayment; and hydraulic cylinders for material handling and heavy construction applications.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” identified by the context in which they appear or words such as “expect,” “anticipated,” “estimate,” and “guidance,” including, but not limited to volume; sales, EPS, adjusted EPS; capital expenditures; depreciation and amortization; net interest expense; fully diluted shares; operating cash flow; incremental sales attrition; EBIT margin; adjusted EBIT margin; effective tax rate; dividends; raw material related price increases; currency impact; incremental EBIT benefit; share repurchases; net cash from real estate sales, and restructuring and restructuring related cash and non-cash costs. Such statements are expressly qualified by cautionary statements described in this provision and reflect only the beliefs, expectations, and assumptions of Leggett at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks include: risks associated with our review of any potential transaction between the Company and Somnigroup International, Inc. including the impact on our stock price, customer relationships, business, and the timeline for the completion of the review process which there can be no assurance that the process will result in any particular outcome; increased trade costs, including tariffs; regarding the Restructuring Plan, our ability to timely receive anticipated EBIT benefits, and expected net cash from real estate sales, our ability to accurately forecast sales and earnings; the adverse impact on our sales, earnings, liquidity, margins, cash flow, costs, and financial condition caused by: global inflationary and deflationary impacts; the demand for our products and our customers’ products; our manufacturing facilities’ ability to obtain necessary raw materials, parts, and labor, and to ship finished products; the impairment of goodwill and long-lived assets; our ability to access the commercial paper market or borrow under our credit facility; supply chain shortages and disruptions; our ability to manage working capital; our ability to collect receivables; price and product competition; cost of raw materials, labor and energy; cash generation sufficient to pay our debts or the dividend; cash repatriation from foreign accounts; our ability to pass along cost increases through increased selling prices; conflict between China and Taiwan; our ability to maintain profit margins if customers change the quantity or mix of our products; political risks; tax audits and rates; foreign operating risks; cybersecurity incidents; customer losses and insolvencies; disruption to our steel rod mill and wire mills and other operations because of severe weather-related events, natural disaster, fire, explosion, terrorism, pandemic, or governmental action; ability to develop innovative products; foreign currency fluctuation; share repurchases; anti-dumping duties on innersprings, steel wire rod and mattresses; data privacy; sustainability obligations; litigation risks; and risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s Form 10-K and subsequent Form 10-Qs.

INVESTOR CONTACTS: Investor Relations

Ryan M. Kleiboeker, Executive Vice President

Katelyn J. Pierce, Analyst

(417) 358-8131 or invest@leggett.com

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LEGGETT & PLATT	Page 8 of 10	February 11, 2026

RESULTS OF OPERATIONS	FOURTH QUARTER			YEAR TO DATE
(In millions, except per share data)	2025	2024	Change	2025	2024	Change

Trade sales	$938.6	$1,056.4	(11)%	$4,055.1	$4,383.6	(7)%
Cost of goods sold	770.8	880.8		3,311.0	3,634.5

Gross profit	167.8	175.6	(4)%	744.1	749.1	(1)%
Selling & administrative expenses	121.8	124.4	(2)%	488.3	508.8	(4)%
Amortization	3.8	5.2		16.2	22.0
Other (income) expense, net	10.6	2.3		(116.4)	648.2

Earnings (loss) before interest and income taxes	31.6	43.7	(28)%	356.0	(429.9)	NM
Net interest expense	13.1	18.7		66.3	79.3

Earnings (loss) before income taxes	18.5	25.0		289.7	(509.2)
Income taxes	(6.6)	10.8		54.3	2.2

Net earnings (loss)	25.1	14.2		235.4	(511.4)
Less net income from noncontrolling interest	0.1	—		—	(0.1)

Net Earnings (loss) Attributable to L&P	$25.2	$14.2	77%	$235.4	$(511.5)	NM

Earnings (loss) per diluted share
Net earnings (loss) per diluted share	$0.18	$0.10	80%	$1.69	$(3.73)	NM
Shares outstanding
Common stock (at end of period)	135.5	134.4	0.8%	135.5	134.4	0.8%
Basic (average for period)	138.9	137.5		138.5	137.3
Diluted (average for period)	140.4	138.2	1.6%	139.7	137.3	1.7%

CASH FLOW	FOURTH QUARTER			YEAR TO DATE
(In millions)	2025	2024	Change	2025	2024	Change

Net earnings (loss)	$25.1	$14.2		$235.4	$(511.4)
Depreciation and amortization	31.7	34.1		122.4	136.0
Working capital decrease (increase)	68.2	59.1		83.3	30.0
Impairments	17.0	3.8		19.0	682.3
Deferred income tax benefit	(19.8)	(2.7)		(20.2)	(58.0)
Other operating activities	(0.7)	13.8		(101.7)	26.8

Net Cash from Operating Activities	$121.5	$122.3	(1)%	$338.2	$305.7	11%
Additions to PP&E	(19.6)	(21.8)		(57.2)	(81.6)
Purchase of companies, net of cash	—	—		—	—
Proceeds from disposals of assets and businesses	27.4	6.4		350.5	47.0
Dividends paid	(6.8)	(6.6)		(27.0)	(136.3)
Repurchase of common stock, net	—	(0.4)		(2.4)	(4.9)
Additions to (payments of) debt, net	0.8	(15.6)		(376.2)	(125.9)
Other	3.4	(11.3)		11.3	(19.3)

Increase (Decrease) in Cash & Equivalents	$126.7	$73.0		$237.2	$(15.3)

BALANCE SHEET	Dec 31,	Dec 31,
(In millions)	2025	2024	Change

Cash and equivalents	$587.4	$350.2
Receivables	475.9	559.4
Inventories	622.6	722.6
Other current assets	57.7	58.3

Total current assets	1,743.6	1,690.5	3%
Net fixed assets	664.0	724.4
Operating lease right-of-use assets	137.9	175.7
Goodwill	751.4	794.4
Intangible assets and deferred costs, both at net	239.5	276.6

TOTAL ASSETS	$3,536.4	$3,661.6	(3)%

Trade accounts payable	$466.6	$497.7
Current debt maturities	1.5	1.3
Current operating lease liabilities	51.5	53.4
Other current liabilities	255.4	294.0

Total current liabilities	775.0	846.4	(8)%

Long-term debt	1,496.2	1,862.8	(20)%
Operating lease liabilities	106.7	131.1
Deferred taxes and other liabilities	135.9	131.1
Equity	1,022.6	690.2	48%

Total Capitalization	2,761.4	2,815.2	(2)%

TOTAL LIABILITIES & EQUITY	$3,536.4	$3,661.6	(3)%

LEGGETT & PLATT	Page 9 of 10	February 11, 2026

SEGMENT RESULTS [1]	FOURTH QUARTER				YEAR TO DATE
(In millions)	2025	2024	Change		2025	2024	Change

Bedding Products
Trade sales	$373.8	$420.2	(11)%		$1,558.4	$1,751.7	(11)%
EBIT	25.5	1.6	NM		98.7	(549.0)	NM
EBIT margin	6.8%	0.4%	640 bps	[2]	6.3%	(31.3)%	NM
Goodwill impairment	—	0.7			—	587.9
Restructuring, restructuring-related, and impairment charges	17.4	10.2			26.0	37.4
Gain on sale of real estate	(5.0)	(4.3)			(21.7)	(30.9)
Net gain from insurance proceeds	(21.6)	—			(34.7)	—

Adjusted EBIT [3]	16.3	8.2	99%		68.3	45.4	50%
Adjusted EBIT margin [3]	4.4%	2.0%	240 bps	[2]	4.4%	2.6%	180 bps	[2]
Depreciation and amortization	15.6	15.3			55.1	59.0

Adjusted EBITDA	31.9	23.5	36%		123.4	104.4	18%
Adjusted EBITDA margin	8.5%	5.6%	290 bps		7.9%	6.0%	190 bps
Specialized Products
Trade sales	$240.7	$303.7	(21)%		$1,122.4	$1,239.1	(9)%
EBIT	24.3	25.4	(4)%		204.3	64.4	217%
EBIT margin	10.1%	8.4%	170 bps		18.2%	5.2%	NM
Goodwill impairment	—	—			—	43.6
Gain on sale of Aerospace Products Group	(4.1)	—			(90.9)	—
Restructuring, restructuring-related, and impairment charges	2.6	5.0			7.5	10.1
Gain on sale of real estate	—	—			(1.7)	—

Adjusted EBIT [3]	22.8	30.4	(25)%		119.2	118.1	1%
Adjusted EBIT margin [3]	9.5%	10.0%	(50	) bps	10.6%	9.5%	110 bps
Depreciation and amortization	8.2	11.6			34.7	43.0

Adjusted EBITDA	31.0	42.0	(26)%		153.9	161.1	(4)%
Adjusted EBITDA margin	12.9%	13.8%	(90	) bps	13.7%	13.0%	70 bps
Furniture, Flooring & Textile Products
Trade sales	$324.1	$332.5	(3)%		$1,374.3	$1,392.8	(1)%
EBIT	7.4	16.6	(55)%		78.6	58.2	35%
EBIT margin	2.3%	5.0%	(270	) bps	5.7%	4.2%	150 bps
Goodwill impairment	—	—			—	44.5
Restructuring, restructuring-related, and impairment charges	1.6	0.3			2.7	2.3
Gain on sale of real estate	—	—			(5.7)	—
Net gain from insurance proceeds	—	—			—	(2.2)

Adjusted EBIT [3]	9.0	16.9	(47)%		75.6	102.8	(26)%
Adjusted EBIT Margin [3]	2.8%	5.1%	(230	) bps	5.5%	7.4%	(190	) bps
Depreciation and amortization	4.4	5.5			18.3	21.7

Adjusted EBITDA	13.4	22.4	(40)%		93.9	124.5	(25)%
Adjusted EBITDA margin	4.1%	6.7%	(260	) bps	6.8%	8.9%	(210	) bps
Total Company
Trade sales	$938.6	$1,056.4	(11)%		$4,055.1	$4,383.6	(7)%
EBIT - segments	57.2	43.6	31%		381.6	(426.4)	NM
Intersegment eliminations and other	(25.6)	0.1			(25.6)	(3.5)

EBIT	31.6	43.7	(28)%		356.0	(429.9)	NM
EBIT margin	3.4%	4.1%	(70	) bps	8.8%	(9.8)%	NM
Goodwill impairment	—	0.7			—	676.0
Gain on sale of Aerospace Products Group	(4.1)	—			(90.9)	—
Restructuring, restructuring-related, and impairment charges	21.6	15.5			36.2	49.8
Gain on sale of real estate	(5.0)	(4.3)			(29.1)	(30.9)
Net gain from insurance proceeds	(21.6)	—			(34.7)	(2.2)
Pension settlement	22.0	—			22.0	—
Somnigroup unsolicited offer evaluation costs	3.4	—			3.4	—
CEO transition compensation costs	—	—			—	3.7

Adjusted EBIT [3]	47.9	55.6	(14)%		262.9	266.5	(1)%
Adjusted EBIT margin [3]	5.1%	5.3%	(20	) bps	6.5%	6.1%	40 bps
Depreciation and amortization - segments	28.2	32.4			108.1	123.7
Depreciation and amortization - unallocated [4]	3.5	1.7			14.3	12.3

Adjusted EBITDA	$79.6	$89.7	(11)%		$385.3	$402.5	(4)%
Adjusted EBITDA margin	8.5%	8.5%	0 bps		9.5%	9.2%	30 bps

LAST SIX QUARTERS	2024		2025
Selected Figures (In Millions)	3Q	4Q	1Q	2Q	3Q	4Q
Trade sales	1,101.7	1,056.4	1,022.1	1,058.0	1,036.4	938.6
Sales growth (vs. prior year)	(6)%	(5)%	(7)%	(6)%	(6)%	(11)%
Volume growth (same locations vs. prior year)	(4)%	(4)%	(5)%	(7)%	(6)%	(9)%
Adjusted EBIT [3]	76.0	55.6	66.6	75.6	72.8	47.9
Cash from operations	95.5	122.3	6.8	84.0	125.9	121.5
Adjusted EBITDA (trailing twelve months) [3]	423.7	402.5	404.1	405.6	395.4	385.3
(Long-term debt + current maturities - cash and equivalents) / adj. EBITDA [3,5]	3.78	3.76	3.77	3.51	2.62	2.36

Organic Sales (Vs. Prior Year) [6]	3Q	4Q	1Q	2Q	3Q	4Q

Bedding Products	(8)%	(6)%	(12)%	(10)%	(9)%	(10)%
Specialized Products	(6)%	(5)%	(5)%	(5)%	(2)%	(4)%
Furniture, Flooring & Textile Products	(4)%	(4)%	(1)%	(2)%	—%	(2)%
Overall	(6)%	(5)%	(7)%	(6)%	(4)%	(6)%

[1]	Segment and overall company margins calculated on net trade sales.
[2]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[3]	Refer to next page for non-GAAP reconciliations.
[4]	Consists primarily of depreciation of non-operating assets.
[5]	EBITDA based on trailing twelve months.
[6]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 10 of 10	February 11, 2026

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES 10

Non-GAAP Adjustments [7]	Full Year		2024		2025
(In millions, except per share data)	2024	2025	3Q	4Q	1Q	2Q	3Q	4Q

Goodwill impairment	676.0	—	—	0.7	—	—	—	—
Gain on sale of Aerospace Products Group	—	(90.9)	—	—	—	—	(86.8)	(4.1)
Restructuring, restructuring-related, and impairment charges	49.8	36.2	12.3	15.5	6.9	3.6	4.1	21.6
Gain on sale of real estate	(30.9)	(29.1)	(14.0)	(4.3)	(3.2)	(18.4)	(2.5)	(5.0)
Net gain from insurance proceeds	(2.2)	(34.7)	—	—	—	—	(13.1)	(21.6)
Pension settlement	—	22.0	—	—	—	—	—	22.0
Somnigroup unsolicited offer evaluation costs	—	3.4	—	—	—	—	—	3.4
CEO transition compensation costs	3.7	—	—	—	—	—	—	—

Non-GAAP Adjustments (Pretax) [8]	696.4	(93.1)	(1.7)	11.9	3.7	(14.8)	(98.3)	16.3
Income tax impact	(46.1)	1.3	0.4	(2.7)	(1.3)	3.6	9.0	(10.0)
Special tax item [9]	5.4	2.3	—	5.4	—	—	2.3	—

Non-GAAP Adjustments (After Tax)	655.7	(89.5)	(1.3)	14.6	2.4	(11.2)	(87.0)	6.3

Diluted shares outstanding	137.3	139.7	138.0	138.2	138.6	139.6	140.2	140.4
EPS Impact of Non-GAAP Adjustments	4.78	(0.64)	(0.01)	0.11	0.02	(0.08)	(0.62)	0.04

Adjusted EBIT, EBITDA, Margin, and EPS [7]	Full Year		2024		2025
(In millions, except per share data)	2024	2025	3Q	4Q	1Q	2Q	3Q	4Q

Trade sales	4,383.6	4,055.1	1,101.7	1,056.4	1,022.1	1,058.0	1,036.4	938.6
EBIT (earnings before interest and taxes)	(429.9)	356.0	77.7	43.7	62.9	90.4	171.1	31.6
Non-GAAP adjustments (pretax)	696.4	(93.1)	(1.7)	11.9	3.7	(14.8)	(98.3)	16.3

Adjusted EBIT	266.5	262.9	76.0	55.6	66.6	75.6	72.8	47.9

EBIT margin	(9.8)%	8.8%	7.1%	4.1%	6.2%	8.5%	16.5%	3.4%
Adjusted EBIT Margin	6.1%	6.5%	6.9%	5.3%	6.5%	7.1%	7.0%	5.1%

EBIT	(429.9)	356.0	77.7	43.7	62.9	90.4	171.1	31.6
Depreciation and amortization	136.0	122.4	36.4	34.1	31.6	29.7	29.4	31.7

EBITDA	(293.9)	478.4	114.1	77.8	94.5	120.1	200.5	63.3
Non-GAAP adjustments (pretax)	696.4	(93.1)	(1.7)	11.9	3.7	(14.8)	(98.3)	16.3

Adjusted EBITDA	402.5	385.3	112.4	89.7	98.2	105.3	102.2	79.6

EBITDA margin	(6.7)%	11.8%	10.4%	7.4%	9.2%	11.4%	19.3%	6.7%
Adjusted EBITDA Margin	9.2%	9.5%	10.2%	8.5%	9.6%	10.0%	9.9%	8.5%

Diluted EPS	(3.73)	1.69	0.33	0.10	0.22	0.38	0.91	0.18
EPS impact of non-GAAP adjustments	4.78	(0.64)	(0.01)	0.11	0.02	(0.08)	(0.62)	0.04

Adjusted EPS	1.05	1.05	0.32	0.21	0.24	0.30	0.29	0.22

Net Debt to Adjusted EBITDA [11]	Full Year		2024		2025
(In millions, except ratios)	2024	2025	3Q	4Q	1Q	2Q	3Q	4Q

Total debt	1,864.1	1,497.7	1,879.3	1,864.1	1,936.4	1,793.5	1,497.2	1,497.7
Less: cash and equivalents	(350.2)	(587.4)	(277.2)	(350.2)	(412.6)	(368.8)	(460.7)	(587.4)

Net debt	1,513.9	910.3	1,602.1	1,513.9	1,523.8	1,424.7	1,036.5	910.3
Adjusted EBITDA, trailing 12 months	402.5	385.3	423.7	402.5	404.1	405.6	395.4	385.3

Net Debt / 12-month Adjusted EBITDA	3.76	2.36	3.78	3.76	3.77	3.51	2.62	2.36

Aerospace Products Group	2024		2025
(In millions)	3Q	4Q	1Q	2Q	3Q	4Q

Net trade sales	44.9	52.2	53.0	50.6	28.6	—
EBIT	5.2	7.9	7.2	9.3	3.2	—
Depreciation and amortization	2.5	2.6	2.5	—	—	—
Net Earnings (assuming a 25% tax rate)	3.9	5.9	5.4	7.0	2.4	—

[7]	Management and investors use these measures as supplemental information to assess operational performance.
[8]	The non-GAAP adjustments are included in the following lines of the income statement:

	2024		2025
	3Q	4Q	1Q	2Q	3Q	4Q
Cost of goods sold	0.8	8.7	0.5	—	1.7	1.4
Selling & administrative expenses	6.2	4.5	1.7	—	—	3.6
Other (income) expense, net	(8.7)	(1.3)	1.5	(14.8)	(100.0)	11.3

Total Non-GAAP Adjustments (Pretax)	(1.7)	11.9	3.7	(14.8)	(98.3)	16.3

[9]

The special tax item of $2.3 in Q3, 2025 is related to recent U.S. corporate income tax law changes, and the $5.4 in Q4, 2024 is the deferred tax asset valuation allowance related to a 2022 acquisition in the Specialized Products segment.

[10]	Calculations impacted by rounding.
[11]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.